                                                                  Exhibit 10.7

                                                                  EXECUTION COPY



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of June 30, 1998 and effective as of the date of the closing of the transactions contemplated by the Merger Agreement (as defined below) (the "Effective Date"), is made by and between Pac-West Telecomm, Inc., a California corporation (the "Company"), and John K. LaRue ("Executive"). Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in paragraph 14 hereof.

         WHEREAS, the Company desires to employ Executive in the capacity and on the terms and conditions set forth herein, and Executive desires to accept such employment in such capacity and on such terms and conditions.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in paragraph 4 below (the "Employment Period").

         2. Position and Duties.

         (a) During the Employment Period, Executive shall serve as the "Executive Vice President - Technology and Network Operations" of the Company and shall have such duties, responsibilities and authority as set forth herein and as shall be determined by the Company's Chief Executive Officer. Executive and the Company hereby agree that Executive's duties shall include, but shall not be limited to, primary operational management authority with respect to the following:

                  (i) the architecture and engineering of the Company's network;

                  (ii) the installation and procurement of switch equipment and project management of growth projects;

                  (iii) central office switching and circuit and network maintenance;

                  (iv) the management of the Company's network facilities including: circuit and network provisioning and coordination with Local Exchange Carriers, Interchange Carriers and other transport providers (LEC's, IXC's, CLEC's);

                  (v) the management of the Company's network operating and surveillance center;

                  (vi)  traffic management and routing; and

                  (vii) cost/utilization performance.

         (b) Executive shall report to the Company's Chief Executive Officer, and Executive shall devote his best efforts and his business time and attention (on a full-time equivalent basis) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. Executive shall not be required to report to, share authority with or be supervised by any person who was an employee, consultant or officer of the Company at or before the time of the merger contemplated by the Merger Agreement (other than Wallace W. Griffin).

         3. Compensation and Benefits.

         (a) Base Salary. During the Employment Period, Executive's base salary shall be $350,000 per annum or such higher rate as the Board in its sole discretion may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding and other customary deductions.

         (b) Bonuses. The Board shall award a bonus (the "Annual Bonus") to Executive in an amount to be determined prior to each fiscal year by the Board and Executive. The Annual Bonus may be structured, as agreed upon by Executive and the Board in good faith, to provide for a portion of the Annual Bonus to be paid upon the achievement by the Company of certain separate specific objectives with such objectives generally designed to provide Executive with an Annual Bonus of 40% of the Base Salary in a normal year. The Annual Bonus may exceed 40% of the Base Salary as determined by the Board in its discretion. Such Annual Bonus shall be payable within 90 days following the end of each fiscal year during the Employment Period based upon the Company having achieved such specific objectives for such fiscal year determined by the Board and the Executive in good faith prior to such fiscal year and based upon the Executive's performance during such fiscal year.

         (c) Benefits.

                  (i) During the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit plans and programs for which senior executive employees of the Company are generally eligible (subject to the Company's right to amend, modify or terminate any such plan or program in accordance with its terms and applicable law and subject in each case to any applicable waiting periods or other restrictions contained in such benefit plans or programs), which shall include, but shall not be limited to, health insurance, dental insurance and participation in the Company's 401(k) plan. The Company shall match any contributions made by Executive to the Company's 401(k) plan to the extent consistent with the Company's past practice and the terms of such plan and to the extent consistent with applicable law.

                  (ii) Due to the fact Executive will be required to be on call continuously for emergency response and to travel extensively by vehicle on company business, during the Employment Period, the Company shall provide to Executive a reasonably priced car consistent with the Company's past practice. Such company car shall be available for Executive's use in a manner consistent with past practice. Executive acknowledges and agrees that he Company may report all or a portion of the cost of such car and its operation as additional compensation to Executive if the Company reasonably believes the same may be required by applicable income tax law.

                  (iii) Executive shall be entitled to four (4) weeks of paid vacation during each year of the Employment Period, in addition to legal holidays. Vacation thereunder shall accrue from year to year based upon the Company's then current policy for all employees as established from time to time by the Board in its sole discretion.

                  (iv) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the terms of this Agreement and the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's general policies with respect to reporting and reasonable documentation of such expenses.

         (d) Stock Options. Executive shall be eligible to participate in the Company's employee stock option plans and other employee equity incentive plans for which other senior executive employees of the Company are eligible. The amount of any awards under such plans to Executive shall be determined by the Board in its sole discretion.

         (e) Location of the Company. During the Employment Period, the principal place of employment of Executive shall be within a 50-mile radius of Stockton, California, although it is understood that in connection with his duties under this Agreement, Executive will be required to travel to and perform services at other locations. In the event the Company moves the principal place of employment of Executive during the Employment Period to a location other than such 50-mile radius of Stockton, California, Executive may elect to treat such event as a termination of the Employment Period by the Company without Cause.

         4. Term and Termination.

         (a) The Employment Period shall be for a term ending on the second anniversary of the Effective Date (the "Term"); provided that, notwithstanding anything in this Agreement to the contrary, expressed or implied, or Section 2924 of the California Labor Code or any similar provision of applicable law, the Employment Period shall terminate prior to the expiration of the Term upon (i) Executive's resignation for any reason (with such resignation being effective 30 days after notice thereof is delivered by Executive to the Company), (ii) Executive's death or Disability or (iii) termination of Executive's employment by the Company with or without Cause.

         5. Severance.

         (a) If the Employment Period is terminated by the Company without Cause, Executive shall be entitled to receive an amount equal to his Base Salary at the times set forth in this Agreement for the remainder of the Term plus the one-year period thereafter (for purposes of this Section 5(a), the "Severance Period"), so long as Executive has not breached and does not breach the provisions of any paragraphs 6(a), 6(b) or 12 below during the time period set forth therein or in the agreement referenced thereby.

         (b) If the Employment Period is terminated as a result of Executive's Disability, Executive and/or his estate or beneficiaries, as the case may be, shall be entitled to receive benefits under the Company's employee benefit programs as in effect on the date of such termination to the extent permitted thereunder and, in addition, shall be entitled to receive (i) an amount equal to Executive's Base Salary at the times set forth in this Agreement for the one-year period after the termination of the Employment Period and (ii) the amount of any Annual Bonus otherwise payable to Executive pursuant to paragraph 3(b) above for the fiscal year in which Executive's employment is terminated, except that the amount of any such Annual Bonus otherwise payable pursuant to this paragraph 5(b) shall be pro rated on the basis of the number of days during such fiscal year that Executive was employed by the Company.

         (c) If the Employment Period is terminated as a result of Executive's death, Executive and/or his estate or beneficiaries, as the case may be, shall be entitled to receive benefits under the Company's employee benefit programs as in effect on the date of such termination to the extent permitted thereunder and, in addition, shall be entitled to receive the amount of any Annual Bonus otherwise payable to Executive pursuant to paragraph 3(b) above for the fiscal year in which Executive's employment is terminated, except that the amount of any such Annual Bonus otherwise payable pursuant to this paragraph 5(b) shall be pro rated on the basis of the number of days during such fiscal year that Executive was employed by the Company.

         (d) If the Employment Period is terminated by the Company for Cause or if Executive resigns for any reason (other than any resignation deemed to be a termination without Cause pursuant to paragraph 3(e) hereof), Executive shall be entitled to receive his Base Salary through the date of termination and the Company shall have no further liability whatsoever to Executive.

         (e) Except as otherwise expressly provided herein or as expressly required under Section 4980B of the Internal Revenue Code of 1986, as amended, all of Executive's rights to fringe benefits and bonuses hereunder shall cease upon termination of the Employment Period.

         6. Confidential Information:  Nonsolicitation.

         (a) Executive agrees to execute on the Effective Date and to be bound as of the Effective Date by the terms of the Company's form of confidentiality agreement attached hereto as Exhibit A.

         (b) Executive agrees that until the later of (1) the second anniversary of the Effective Date or (2) the date which is 180 days after the termination of the Employment Period, he shall not directly, or indirectly through another Person, (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries at any time during the 180-day period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the Company and Executive so as to avoid any disputes under this paragraph 6(b) that such hiring within such 180-day period is in violation of clause (i) above), or (iii) call on, solicit or service any customer, supplier, licensee, licensor or other business relation of the Company or any of its Subsidiaries in order to induce or attempt to induce such Person to cease doing business with the Company or such Subsidiary. In addition, during the Employment Period and thereafter, Executive shall not in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries (including making any negative statements or communications about the Company or any of its Subsidiaries).

         7. Company's Ownership of Intellectual Property.

         (a) Executive acknowledges that all Work Product is the exclusive property of the Company. Executive hereby assigns all right, title and interest and to such Work Product to the Company. Any copyrightable work prepared in whole or in part by Executive will be deemed "a work made for hire" under
Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised in the copyright therein.

         (b) The Company and Executive each acknowledge the applicability of
Section 2870 of the California Labor Code. Accordingly, the provisions of paragraph 7(a) shall not apply to, and the term "Work Product" shall not include, any invention that Executive developed entirely on his own time without using the Company's equipment, supplies, facilities, or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company's or any Subsidiary's business, or to the actual or demonstrably anticipated research or development of the Company or any Subsidiary; or (ii) result from any work performed by Executive for the Company or any Subsidiary. Set forth on the attached "Excluded Inventions Schedule" are the inventions Executive believes meet the criteria for exclusion set forth above. Executive agrees to promptly advise the Company in writing or any inventions developed after the Effective Date which Executive believes meet the criteria for exclusion set forth above.

         (c) Executive shall promptly and fully disclose all Work Product to the Company and shall cooperate and perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish, confirm and protect the Company's right, title and interest in such Work Product. Without limiting the generality of the foregoing, Executive agrees to assist the Company, at the Company's expense, to secure the Company's rights in the Work Product in any and all countries, including the execution of all applications and all other instruments and documents which the Company shall deem necessary in order to apply for and obtain rights in such Work Product and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such Work Product. If the Company is unable because of Executive's mental or physical incapacity or for any other reason (including Executive's refusal to do so after request therefor is made by the Company) to secure Executive's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Work Product belonging or assigned to the Company pursuant to paragraph 7(a) above, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agent and attorney-in-fact to act for and in Executive's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright registrations thereon with the same legal force and effect as if executed by Executive. Executive agrees not to apply for or pursue any application for any United States or foreign patents or copyright registrations covering any Work Product other than pursuant to this paragraph in circumstances where such patents or copyright registrations are or have been or are required to be assigned to the Company.

         8. Delivery of Materials Upon Termination of Employment. As requested by the Company upon the termination of Executive's employment with the Company for nay reason, Executive shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential information and Work Product in Executive's possession or within his control irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company.

         9. Subsequent Inventions. Executive understands and agrees that all Intellectual Property Rights made, conceived, developed, or reduced to practice by Executive, either alone or jointly with others, shall be disclosed to the Company by Executive for six (6) months following the termination of the Employment Period. Employee further agrees that all Intellectual Property Rights made, conceived, developed or reduced to practice within six (6) months following such termination shall be presumed to have been conceived during Executive's employment with the Company and with the use of the Company's Confidential Information, but such presumption may be overcome by Executive by a showing that such Intellectual Property Rights were conceived after the Employment Period and without the use of any such Confidential Information. In the event

Executive is not able to rebut such presumption and prove that such Intellectual Property Rights were conceived after the Employment Period and without the use of Confidential Information, Executive agrees to assign all right, title and interest in such Intellectual Property Rights to the Company.

         10. Disclosure. Following the termination of the Employment Period, Executive shall communicate the restrictions contained in this Agreement to any Person he intends to be employed by, provide consulting services to or otherwise represent. Executive hereby consents to the Company's communication of the restrictions contained in this Agreement to any such Person.

         11. Enforcement Remedies.

         (a) If at the time of enforcement of the covenants contained in paragraphs 6, 7, 8, 9 or 10 (the "Protective Covenants"), a court shall hold that the duration or scope stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration or scope reasonable under such circumstances shall be substituted for the stated duration or scope and that the court shall be allowed to revise the restrictions contained therein to cover the maximum period or scope permitted by law. Executive has consulted legal counsel regarding the Protective Covenants and based on such consultation has determined and hereby acknowledges that the Protective Covenants are reasonable in terms of duration and scope and are necessary to protect the goodwill of the Company's business and the Confidential Information. Executive further agrees that the Protective Covenants were a material inducement to certain investors of the Company to enter into the Merger Agreement and consummate the transactions contemplated hereby, and such investors would not obtain the benefit of the bargain as set forth in the Merger Agreement and the other agreements contemplated thereby if Executive breached or challenged the validity of any of the Protective Covenants.

         (b) If Executive breaches, or threatens to commit a breach of, any of the Protective Covenants, the Company shall have the Following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each which is in addition to, not in lieu of, any other rights and remedies available to the Company at law or in equity:

                  (i) the right and remedy to have the Protective Covenants specifically enforced by any court of competent jurisdiction (without the need to post a bond or other security), it being agreed that any breach or threatened breach of the Protective Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                  ((ii) the right and remedy to require Executive to account for and pay over the Company any profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transaction(s) constituting a breach of the Protective Covenants.

         (c) In the event of any breach or violation by Executive of any of the Protective Covenants, the time period of such covenant with respect to Executive (to the extent such covenant is limited in duration) shall be tolled until such breach or violation is resolved.

         12. Noncompetition. Executive acknowledges and agrees that he is subject to and bound by the noncompetition provisions of Section 11.6 of the Merger Agreement as result of Executive's sale of the capital stock and the goodwill of the Company thereunder. Executive further acknowledges and agrees that the provisions of such Section 11.6 of the Merger Agreement were entered into as a result of the sale of the Company's capital stock and goodwill thereunder and not as a direct or indirect result of Executive's employment relationship with the Company.

         13. Executive's Representattions. Executive hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (b) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, except pursuant to and as disclosed in Schedules to the Merger Agreement and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

         14. Definitions.

         "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

         "Cause" means (A) Executive's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or any of its Affiliates, Executive's perpetration or attempted perpetration of fraud, or Executive's participation in a fraud or attempted fraud, on the Company or any of its Affiliates or Executive's unauthorized appropriation of, or Executive's attempt to misappropriate, any tangible or intangible assets or property of the Company or any of its Affiliates; (B) Executive's conviction for commission of a felony or conviction for any crime involving acts which tend to insult or offend community moral standards or public decency or that materially and adversely affect the reputation or business activities of the Company or its Affiliates;
(C) Executive's substance abuse, including abuse of alcohol or use of illegal narcotics, or other illegal drugs or substances, for which Executive fails to undertake and maintain treatment within 15 days after requested by the Corporation; (D) Executive's refusal to carry out the lawful instructions of the Board following receipt of written notice of such instructions from the Board;

or (E) Executive's material breach of any provision of this Agreement which is incapable of cure or which is not cured within 15 days after written notice thereof to Executive.

         "Confidential Information" means all information of a confidential or proprietary nature (whether or not specially labeled or identified as "confidential"), in any form or medium, that is or was disclosed to, or developed or learned by, Executive in connection with Executive's prior relationship with the Company or during the Employment Period and that relates to the business, products, services, research or development of the Company or its suppliers, distributors or customers. Confidential information includes but is not limited to the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with and information about, the Company's suppliers, distributors and customers and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; and (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable). Confidential Information shall not include information that Executive can demonstrate: (a) publicly known through no wrongful act or breach of obligation of confidentiality; (b) was lawfully known to Executive prior to the time Executive began rendering services to the Company and its predecessors; or (c) was rightfully received by Executive from a third party without breach of any obligation of confidentiality by such third party.

         "Disability " means the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of Executive to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 180 consecutive days or of shorter periods aggregating at least 180 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable good faith judgment of the Board.

         "Intellectual Property Rules" means all inventions, innovations, improvements, developments, methods, processes, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or reduced to practice) and any copyrightable work, trade mark, trade secret or other intellectual property rights which relate to the Company's or any of its Subsidiaries actual or anticipated business.

         "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, Executive and other parties signatory thereto, as amended and modified from time to time in accordance with its terms.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

         "Work Product" means all inventions, innovations, improvements, developments, methods, processes, designs, analyses, drawings, reports, research and development of existing or future products or services which were or are conceived, reduced to practice, contributed to or developed or made by Executive (whether alone or jointly with others) while employed (both before and after the Effective Date) by the Company (or its predecessors, successors or assigns) and its Subsidiaries and all similar or related information (whether or not patentable or reduced to practice) and any copyrightable work; trade mark, trade secret or other intellectual property rights, any of which relate to the Company's or any of its Subsidiaries' actual or anticipated business.

         15. Survival. The provisions set forth in paragraphs 5 through 24 of this Agreement shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

         16. Notices. Any notice provided for in this Agreement shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier (charges prepaid), telecopied (with hard copy to follow) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notice will be sent to Executive or to the Company at the address set forth below:

         Notices to Executive:
         ---------------------

         John K. LaRue
         1548 El Camino Avenue
         Stockton, CA 95209

         Telephone:        (209) 929-2127
         Facsimile:        (209) 929-2139

         Notices to the Company
         ----------------------

         Pac-West Telecomm, Inc.
         4210 Coronado Avenue
         Stockton, CA  95204
         Attention:        President
         Telephone:        (209) 926-3222
         Facsimile:        (209) 926-3205

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

         17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The Executive acknowledges and agrees that the covenants and agreements set forth in this agreement were a material inducement to certain investors of the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, and such investors would not obtain the benefit of their bargain as set forth in the Merger Agreement and the other agreements contemplated thereby as specifically negotiated by the investors if Executive breached or challenged any of the provisions of this Agreement. Therefore, notwithstanding anything to the contrary expressed or implied in this paragraph 17 or elsewhere in this Agreement, the Executive unconditionally covenants and agrees that Executive will not directly or indirectly challenge the validity, legality or enforceability of any provision of this Agreement.

         18. Complete Agreement. This Agreement and the Merger Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         19. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. The use of the word "including" herein shall mean "including without limitation."

         20. Counterparts. This Agreement may be executed in separate counterparts including by means of telecopies signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         21. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

         22. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and any schedules shall be governed by, and construed in accordance with, the laws of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

         23. Consent to Personal Jurisdiction. Executive hereby expressly consents to the nonexclusive personal jurisdiction and venue of the state and federal courts located in the federal Northern District of California for any lawsuit filed against Executive by the Company arising from or relating to this Agreement.

         24. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity., binding effect or enforceability of this Agreement.

                                  * * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first written above.

                                    PAC-WEST TELECOMM, INC.


                                    By: /s/ JOHN K. LA RUE
                                       ----------------------------------
                                    Name:   JOHN K. LA RUE
                                         --------------------------------
                                    Its:    President
                                        ---------------------------------


                                    By:
                                       ----------------------------------
                                    Name:
                                         --------------------------------
                                    Its:
                                        ---------------------------------


                                    /s/ JOHN K. LA RUE
                                    ----------------------------------
                                    JOHN K. LA RUE

                          EXCLUDED INVENTIONS SCHEDULE
                          ----------------------------



                                      None